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                                  EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP




We consent to the incorporation by reference in the registration statement of UniComp, Inc. on Form S-3 of our report dated May 22, 1997, except for the third paragraph of Note 4 as to which the date is November 29, 1997, on our audits of the consolidated financial statements and financial statement schedule of UniComp, Inc. as of February 28, 1997 and for the two years ended February 28, 1997, which report is included in the Company's Annual Report on Form 10-K.

                           PricewaterhouseCoopers LLP

Atlanta, Georgia
July 31, 1998